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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Touchstone Software Corporation on Form S-8 of our report dated March 13, 1996, appearing in the Annual Report on Form 10-KSB of Touchstone Software Corporation for the year ended December 31, 1995.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 4, 1997